UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016 (April 14, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, solely in order to provide for a nearly equal apportionment of the members of the Board of Directors (the “Board”) of PDC Energy, Inc. (the “Company”) among the three classes of the Board as contemplated by the Company’s certificate of incorporation, Barton R. Brookman resigned as a Class II member of the Board, and was appointed as a Class III member of the Board, in each case to be effective immediately prior to the Company’s 2016 annual meeting of stockholders. Mr. Brookman will be nominated for re-election as a Class III member of the Board at that stockholders’ meeting. The reassignment of Mr. Brookman from Class II to Class III had no effect on any aspect of his employment relationship or compensatory arrangements with the Company, and he continues to serve as the Company’s President and Chief Executive Officer. Mr. Brookman’s reclassification is associated with the approved reduction in the size of the Board to seven, which is anticipated to be effective at the conclusion of the 2016 annual meeting of stockholders. Mr. Trimble, a current director and the Company’s prior CEO, is transitioning off the Board at that time in accordance with corporate best practices and in conjunction with the completion of his consulting duties at the beginning of 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon General Counsel and Secretary